Exhibit 3.1

TWELFTH CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1. The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.).

2. The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020.

3. The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”).

4. The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”).

5. The Corporation has four times amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023, and (iv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 24, 2023.

6. The Corporation further amended and restated the Second Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on August 24, 2023 (the “Third Amended and Restated Certificate”).

7. The Corporation has twenty-seven times amended the Third Amended and Restated Certificate, (i) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 21, 2023, (ii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iii) which certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iv) which second certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 23, 2024, (v) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 21, 2024 and (vi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 1, 2024, (vii) which fourth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 1, 2024, (viii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on January 23, 2025, (ix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on March 10, 2025, (x) which fifth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 10, 2025; (xi) which Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 3, 2025, (xii) which Certificate of Correction to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on April 9, 2025; (xiii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 17, 2025; (xiv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on May 29, 2025; (xv) which sixth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on May 29, 2025; (xvi) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 6, 2025; (xvii) which seventh certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 6, 2025; (xviii) which Amendment No.1 to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on August 21, 2025; (xix) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on September 23, 2025; (xx) which eighth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on September 23, 2025; (xxi) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 19, 2025; (xxii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 18, 2026; (xxiii) which ninth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 18, 2026; (xxiv) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 15, 2026; (xxv) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on April 15, 2026; (xxvi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on May 27, 2026; and (xxvii) which tenth certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on May 27, 2026;

8. The first two paragraphs of Section 4.1 of the Third Amended and Restated Certificate of Incorporation are hereby amended and restated to read in its entirety as follows:

“Section 4.1 Pursuant to the DGCL, at 12:01 a.m. Eastern Time on July 24, 2026 (the “Effective Time”) each set of one hundred and fifty (150) shares of Class A common stock, and Class B common stock, each $0.0001 par value per share (the “Common Stock”), issued and outstanding or held by the Corporation immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Immediately after the Effective Time, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 487,740,421 shares, consisting of two classes of stock: (i) 452,813,887 shares Common Stock, and (ii) 34,926,534 shares of Preferred Stock $0.0001 par value per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed of (i) 448,384,199 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 4,429,688 shares of Class B Common Stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock.”.”

9. The effective time of the amendment herein certified shall be 10:01 a.m. Eastern Time on July 24, 2026.

10. This Twelfth Amendment to the Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 23rd day of July, 2026.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Koti Meka
Name:	Koti Meka
Title:	Global Chief Executive Officer

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